                                  EXHIBIT 99.2

                       Press Release dated July 12, 2000

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

                       GREATER BAY BANCORP REPORTS RECORD
                    SECOND QUARTER OPERATING RESULTS WITH A
                    52% INCREASE IN CORE EARNINGS PER SHARE

PALO ALTO, CA, July 12, 2000 -- Greater Bay Bancorp (Nasdaq: GBBK), a $3.7 billion in assets financial services holding company, today announced record results for the second quarter and six months ended June 30, 2000. Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income, merger related costs and extraordinary items, for the second quarter of 2000 increased 63% to $14.6 million, or $0.79 per diluted share, compared to $9.0 million, or $0.52 per diluted share, in the second quarter of 1999. The second quarter of 2000 included pretax nonrecurring warrant income and merger related costs and extraordinary items of $740,000 and $6.7 million, respectively, compared to $226,000 and $2.5 million in the second quarter of 1999.

Net income, including nonrecurring warrant income and excluding nonrecurring merger related expenses and extraordinary items, increased 67% to $15.1 million, or $0.81 per diluted share, for the second quarter of 2000, compared to $9.1 million, or $0.53 per diluted share, in the second quarter of 1999.

Net income, including nonrecurring warrant income and including nonrecurring merger related expenses and extraordinary items, for the second quarter of 2000 increased 27% to $8.3 million, or $0.45 per diluted share, compared to net income of $6.6 million, or $0.38 per diluted share, in the second quarter of 1999.

Based on its core earnings for the second quarter of 2000, Greater Bay Bancorp's
                                                     ----
return on average equity was 24.86%, its return on average assets was 1.62% and its efficiency ratio was 41.53%. During the second quarter of 1999, Greater Bay
                                                              ----
Bancorp's core earnings resulted in return on average equity of 20.44%, return on average assets of 1.33% and an efficiency ratio of 53.80%.

Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income, merger related costs and extraordinary items, for the first six months of 2000 increased 61% to $27.5 million, or $1.51 per diluted share, compared to $17.1 million, or $1.00 per diluted share, in the first six months of 1999. The first six months of 2000 included pretax nonrecurring warrant income and merger related costs and extraordinary items of $9.3 million and $9.1 million, respectively, compared to $230,000 and $2.5 million in the first half of 1999.

Net income, including nonrecurring warrant income and excluding nonrecurring merger related expenses and extraordinary items, increased 92% to $33.0 million, or $1.81 per diluted share, for the first six months of 2000, compared to $17.2 million, or $1.00 per diluted share, in the first six months of 1999.

Net income, including nonrecurring warrant income and including nonrecurring merger related expenses and extraordinary items, for the six months ended June 30, 2000 increased 63% to $23.9 million, or $1.31 per diluted share, compared to net income of $14.6 million, or $0.85 per diluted share, for the first six months of 1999.

Based on its core earnings for the first six months of 2000, Greater Bay
                                                       ----
Bancorp's return on average equity was 24.07%, its return on average assets was 1.56% and its efficiency ratio was 43.73%. During the first six months of 1999,
                                                                          ----
Greater Bay Bancorp's core earnings resulted in return on average equity of 20.69%, return on average assets of 1.34% and an efficiency ratio of 54.92%.

Non-interest income continues to grow significantly, reflecting Greater Bay Bancorp's efforts to further diversify its revenue stream. During the second quarter ended June 30, 2000, the Company's trust fees, depositor services fees, gain on sale of SBA loans, and loan and international banking fees were $4.7 million, up 52% from $3.1 million in the second quarter of 1999.

At June 30, 2000, Greater Bay Bancorp's total assets were $3.7 billion, an increase of 33% or $920 million from June 30, 1999. Total loans grew to $2.5 billion, an increase of 38% or $682 million from June 30, 1999, while total deposits increased to $3.2 billion, an increase of 31% or $757 million from June 30, 1999.

"Greater Bay Bancorp continues to report record operating results, with second quarter core EPS of $0.79 per diluted share, the 14/th/ consecutive quarter of
                                             ---------------------------------
earnings per share increases.  We continue to focus on value creation for our
----------------------------
shareholders and we are extremely pleased to report that our return on average equity in the second quarter of 24.86% was the 11th consecutive quarter when shareholders' return on average equity exceeded 20%," said David Kalkbrenner, president and chief executive officer of Greater Bay Bancorp.

Mr. Kalkbrenner continued, "Greater Bay Bancorp's asset quality continues to remain strong, as our non-performing assets remain at low levels compared to our peers. Even with our strong asset and loan growth, we continue to strengthen our balance sheet and maintain proper reserves, while aggressively managing our non-performing assets."

"We are also pleased that our strong financial performance combined with strong asset quality enabled Greater Bay Bancorp to receive an Investment Grade rating on its Trust Preferred Securities issued during the second quarter of 2000. This rating reflects the strength and stability of our Company and is recognition of the superior job our employees do in managing our client relationships," stated Kalkbrenner.

"During May, we closed and fully integrated our seventh acquisition in three years with the addition of Coast Commercial Bank. We have two additional quality community banks scheduled to join the Greater Bay family by the end of the year 2000. On a pro forma basis, as if these mergers had occurred on June 30, 2000, Greater Bay Bancorp would have had assets of approximately $4.3 billion. Our Super Community Banking strategy continues to be very effective as it allows businesses and business owners to choose high touch personal service through their local bank while also providing the services and lending limits only available through larger financial services companies," stated Kalkbrenner.

Greater Bay Bancorp's allowance for loan losses increased to 2.19% of total loans at June 30, 2000, compared to 2.12% at March 31, 2000 and 1.85% at June 30, 1999, while its ratio of non-performing assets to total assets was 0.25% at June 30, 2000, compared to 0.20% at March 31, 2000 and 0.27% at June 30, 1999.
The allowance for loan losses was 577.69% of total non-performing assets at June 30, 2000, compared to 673.17% at March 31, 2000 and 445.20% at June 30, 1999.

Greater Bay Bancorp's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Greater Bay Bancorp signed definitive merger agreements to merge with Bank of Santa Clara, Santa Clara, California, which is anticipated to close in July 2000 and Bank of Petaluma, Petaluma, California, which is anticipated to close early in the fourth quarter of 2000.

Greater Bay Bancorp through its eight subsidiary banks, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the Contra Costa Tri-Valley Region and the Coastal Market.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 1999, and particularly the discussion of risk factors within such documents.

We have historically obtained rights to acquire stock, in the form of warrants, in certain clients as part of negotiated credit facilities. We may not be able to realize gains from these equity instruments in future periods due to fluctuations in the market prices of the underlying common stock of these companies. The timing and amount of income, if any, from the disposition of client warrants typically depend upon factors beyond our control, including the general condition of the public equity markets, levels of mergers and acquisitions activity, and legal and contractual restrictions on our ability to sell the underlying securities. Therefore, future gains cannot be predicted with any degree of accuracy and are likely to vary materially from period to period. In addition, a significant portion of the income we realize from the disposition of client warrants may be offset by expenses related to our efforts to build an infrastructure sufficient to support our present and future business activities, as well as expenses incurred in evaluating and pursuing new business opportunities.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.



                          - FINANCIAL TABLES FOLLOW -

                              GREATER BAY BANCORP
                       JUNE 30, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
                                                         Jun 30         Mar 31         Dec 31            Sept 30          June 30
                                                           2000           2000           1999               1999             1999
                                                         ------         ------         ------            -------          -------
Cash and Due From Banks                               $   255,480    $   154,301    $   125,886      $   140,488      $   133,379
Investments                                               869,414      1,034,031        852,740          817,544          790,403
Loans:
       Commercial                                       1,037,383        956,341        845,422          787,080          745,404
       Term Real Estate - Commercial                      679,457        640,579        595,499          540,906          465,617
                                                      -----------    -----------    -----------      -----------      -----------
         Total Commercial                               1,716,840      1,596,920      1,440,921        1,327,986        1,211,021
       Construction                                       497,823        474,916        459,349          387,257          346,882
       Real Estate - Other                                119,904        118,212        111,703          117,440          116,873
       Consumer and Other                                 140,311        116,880        128,120          114,209          114,611
       Deferred Loan Fees, Net                            (12,459)       (11,255)       (10,604)         (10,375)          (9,039)
                                                      -----------    -----------    -----------      -----------      -----------
         Total Loans                                    2,462,419      2,295,673      2,129,489        1,936,517        1,780,348
         Allowance for Loan Losses                        (54,020)       (48,650)       (44,147)         (36,696)         (33,016)
                                                      -----------    -----------    -----------      -----------      -----------
       Total Loans, Net                                 2,408,399      2,247,023      2,085,342        1,899,821        1,747,332
Other Assets                                              173,799        170,882        151,128          132,585          115,804
                                                      -----------    -----------    -----------      -----------      -----------
Total Assets                                          $ 3,707,092    $ 3,606,237    $ 3,215,096      $ 2,990,438      $ 2,786,918
                                                      ===========    ===========    ===========      ===========      ===========
Deposits:
       Demand, Non-Interest Bearing                   $   689,912    $   704,486    $   598,428      $   545,732      $   487,205
       NOW, MMDA and  Savings                           1,813,152      1,845,627      1,628,128        1,528,658        1,403,376
       Time Certificates, $100,000 and over               575,338        524,432        474,913          443,798          408,445
       Other Time Certificates                            101,404         84,555        105,530          124,094          124,100
                                                      -----------    -----------    -----------      -----------      -----------
         Total Deposits                                 3,179,806      3,159,100      2,806,999        2,642,282        2,423,126
                                                      -----------    -----------    -----------      -----------      -----------
Other Borrowings                                          133,500         97,124        100,600           84,178          112,135
Other Liabilities                                          56,990         58,698         51,863           37,438           32,021
                                                      -----------    -----------    -----------      -----------      -----------
         Total Liabilities                              3,370,296      3,314,922      2,959,462        2,763,898        2,567,282
                                                      -----------    -----------    -----------      -----------      -----------
Trust Preferred Securities                                 99,500         58,500         49,000           49,000           49,000
Stockholders' Equity                                      237,296        232,815        206,634          177,540          170,636
                                                      -----------    -----------    -----------      -----------      -----------
Total Liabilities and Shareholders' Equity            $ 3,707,092    $ 3,606,237    $ 3,215,096      $ 2,990,438      $ 2,786,918
                                                      ===========    ===========    ===========      ===========      ===========

Average Quarterly Total Loans, excluding Nonaccrual   $ 2,369,109    $ 2,207,501    $ 2,017,723      $ 1,866,895      $ 1,719,484
Average Quarterly Investments                         $   999,746    $   990,836    $   930,392      $   793,069      $   796,831
Average Quarterly Interest Earning Assets             $ 3,368,855    $ 3,198,337    $ 2,948,115      $ 2,659,964      $ 2,516,315
Average Quarterly Interest Bearing Liabilities        $ 2,783,979    $ 2,524,833    $ 2,356,796      $ 2,162,416      $ 2,041,197
Average Quarterly Assets                              $ 3,642,030    $ 3,443,294    $ 3,176,972      $ 2,872,119      $ 2,708,987
Average Quarterly Equity                              $   236,778    $   222,924    $   184,946      $   176,530      $   176,169

Regulatory Capital
       Tier I or Leverage Capital                     $   335,519    $   301,382    $   254,764      $   224,684      $   212,146
       Total Capital                                  $   392,378    $   341,459    $   291,882      $   263,280      $   249,765

Nonperforming Assets
       Nonaccrual Loans                               $     8,715    $     6,203    $     5,516      $     7,864      $     5,578
       Loans 90 Days Past Due & Accruing                        -             10             51              353              209
       Restructured Loans                                     407            743            807            1,492            1,034
       OREO                                                   229            271            271              515              595
                                                      -----------    -----------    -----------      -----------      -----------
Total Nonperforming Assets                            $     9,351    $     7,227    $     6,645      $    10,224      $     7,416
                                                      ===========    ===========    ===========      ===========      ===========

Greater Bay Trust Company Assets                      $   795,042    $   751,677    $   697,435      $   652,054      $   659,414


SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:
                                                           June 30         Mar 31         Dec 31            Sept 30          June 30
                                                              2000           2000           1999               1999             1999
                                                            ------         ------         ------            -------          -------
Loan to Deposit Ratio                                       77.44%         72.67%         75.86%             73.29%           73.47%
Ratio of Allowance for Loan Losses to:
       Total Loans                                           2.19%          2.12%          2.07%              1.89%            1.85%
       Total Nonperforming Assets                          577.69%        673.17%        664.36%            358.92%          445.20%

Total Nonperforming Assets to Total Assets                   0.25%          0.20%          0.21%              0.34%            0.27%

Ratio of Quarterly Net Charge-offs to Average
  Loans, annualized                                         -0.69%         -0.30%         -0.21%             -0.02%           -0.02%

Ratio of YTD Net Charge-offs to Average Loans,
  annualized                                                -0.49%         -0.30%         -0.07%             -0.03%           -0.04%

Internal Loan Growth, Annualized                            29.21%         31.39%         39.53%             34.80%           33.20%
Recurring Revenue Growth, Annualized                        35.87%         22.89%         51.43%             57.58%           34.74%

Earning Assets to Total Assets                              92.50%         92.89%         92.80%             92.61%           92.89%
Earning Assets to Interest-Bearing Liabilities             121.01%        126.68%        125.09%            123.01%          123.28%

Capital Ratios:
       Leverage (1)                                          9.21%          8.75%          8.02%              7.82%            7.85%
       Tier 1 Risk Based Capital (1)                        10.93%         10.31%          9.56%              9.26%            9.82%
       Total Risk Based Capital (1)                         12.78%         11.68%         10.95%             10.85%           11.56%

Risk Weighted Assets                                  $ 3,069,737    $ 2,924,012    $ 2,666,000        $ 2,426,731      $ 2,160,637

Book Value Per Share                                  $     13.32    $     13.11    $     12.14        $     10.80      $     10.44
Total Shares Outstanding                               17,820,348     17,755,403     17,019,474         16,435,028       16,342,068

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bay Area Bancshares, Bay Commercial Services, Mt. Diablo Bancshares and Coast Bancorp. on a pooling-of-interests basis.

                              GREATER BAY BANCORP
                       JUNE 30, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

                                           Second             First               Fourth             Third           Second
                                          Quarter           Quarter              Quarter           Quarter          Quarter
                                             2000              2000                 1999              1999             1999
                                          -------           -------              -------           -------          -------
Interest Income                           $77,131           $69,435              $63,131           $56,528          $51,702
Interest Expense                           30,000            27,519               24,628            21,636           19,934
                                          -------           -------              -------           -------          -------
         Net Interest Income Before
           Provision for Loan Losses       47,131            41,916               38,503            34,892           31,768

Provision for Loan Losses                   7,982             5,314                6,233             3,752            1,916
                                          -------           -------              -------           -------          -------
         Net Interest Income After
           Provision for Loan Losses       39,149            36,602               32,270            31,140           29,852

Other Income:
Trust Fees                                    905               924                  774               768              727
Depositor Service Fees                      1,148             1,183                1,542             1,235            1,202
ATM Fees                                      584               570                  635               789              613
Loan and International
 Banking Fees                               1,927             1,176                1,208               946              697
Gain on Sale of SBA Loans                     675               619                  114               656              446
Gain/(loss) on Investments                     58                (1)                 (19)                -               (9)
Other Income (1)                            1,289             2,931                3,905             2,021              628
                                          -------           -------              -------           -------          -------
                                            6,586             7,402                8,159             6,415            4,304
Nonrecurring - Warrant Income (4)             740             8,609               14,278                 -              226
                                          -------           -------              -------           -------          -------
  Other Income                              7,326            16,011               22,437             6,415            4,530

Operating Expenses:
Compensation and Benefits                  12,320            12,835               12,620            11,423           10,896
Occupancy and Equipment                     4,386             4,536                3,946             3,668            3,403
Professional Services & Legal                 999               920                  572               835              729
Client Services                               490               539                  431               529              478
FDIC Insurance and Assessments                210               240                  137               196              146
Other Real Estate, Net                         41                10                  (53)               30               15
Other Expenses                              3,860             3,672                4,273             3,773            3,740
                                          -------           -------              -------           -------          -------
                                           22,306            22,752               21,926            20,454           19,407
Nonrecurring Expenses (2)(4)                    -                 -               11,837                 -              323
                                          -------           -------              -------           -------          -------
Total Operating Expenses                   22,306            22,752               33,763            20,454           19,730
Income Before Income Taxes, Merger
  and Other Related Nonrecurring
  Costs and Extraordinary Items            24,169            29,861               20,944            17,101           14,652

Income Taxes:
Income Tax Expense                          8,793             8,374                6,754             6,459            5,771
Nonrecurring Income Tax Expense (4)           290             3,590               (2,046)                -             (173)
                                          -------           -------              -------           -------          -------
Total Income Tax Expense                    9,083            11,964                4,708             6,459            5,598
Income Before Merger and Other Related
  Nonrecurring Costs and Extraordinary
  Items                                    15,086            17,897               16,236            10,642            9,054
Merger and Other Related Nonrecurring
  Costs, net of tax (4)                     6,744             2,389                3,995                 -            2,492
                                          -------           -------              -------           -------          -------
Net Income Before Extraordinary Items       8,342            15,508               12,241            10,642            6,562
Extraordinary Items, net of tax                 -                 -                    -                 -                -
                                          -------           -------              -------           -------          -------
         Net Income                       $ 8,342           $15,508              $12,241           $10,642          $ 6,562
                                          =======           =======              =======           =======          =======

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

                                                           Second            First          Fourth            Third          Second
                                                          Quarter          Quarter         Quarter          Quarter         Quarter
                                                             2000             2000            1999             1999            1999
                                                    -------------   --------------   -------------   --------------   -------------
Income Per Share (Before Nonrecurring, Merger and
 Extraordinary Items) (4)
       Basic                                        $        0.82   $         0.75   $        0.71   $         0.65   $        0.55
       Diluted                                      $        0.79   $         0.72   $        0.67   $         0.61   $        0.52
Income Per Share (Before Merger and Extraordinary
 Items)
       Basic                                        $        0.84   $         1.04   $        0.98   $         0.65   $        0.56
       Diluted                                      $        0.81   $         1.00   $        0.93   $         0.61   $        0.53
Net Income Per Share
       Basic                                        $        0.46   $         0.90   $        0.74   $         0.65   $        0.40
       Diluted                                      $        0.45   $         0.86   $        0.70   $         0.61   $        0.38
Weighted Average Common Shares Outstanding             17,788,000       17,088,000      16,511,000       16,388,000      16,261,000
Weighted Average Common & Common Equivalent
       Shares Outstanding                              18,503,000       17,892,000      17,531,000       17,318,000      17,177,000
Return on Period Average Assets, annualized (3)              1.62%            1.50%           1.47%            1.47%           1.33%
Return on Period Average Equity, annualized (3)             24.86%           23.23%          25.21%           23.92%          20.44%
Net Interest Margin - Average Earning Assets                 5.61%            5.26%           5.18%            5.20%           5.06%
Operating Expense Ratio (Before Nonrecurring, Merger and
 Extraordinary Items)                                        2.46%            2.65%           2.74%            2.83%           2.87%
Efficiency Ratio (Before Nonrecurring, Merger and           41.53%           46.13%          46.99%           49.52%          53.80%
 Extraordinary Items)

(1) Q1 2000, Q4 and Q3 of 1999 include a $2.1 million, $3.1 million, and $900,000 gain on an equity investment, respectively.
(2) Q4 and Q2 of 1999 Nonrecurring Expenses are comprised of $7.4 million and $323,000 in donations to the GBB Foundation, respectively.
(3) Before Nonrecurring, Merger and Extraordinary Items of $6.3 million, net of tax, in Q2 2000; $2.6 million, net of tax, in Q1 2000; $492,000, net of tax, in Q4 1999; and $2.4 million, net of tax, in Q2 1999.
(4) Components of Nonrecurring, Merger and Extraordinary Items. Net Income excluding these items is $14,636 for Q2 2000, $12,878 for Q1 2000, $11,751 for Q4 1999; $10,642 for Q3 1999, and $8,977 for Q2 1999.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bay Area Bancshares, Bay Commercial Services, Mt. Diablo Bancshares and Coast Bancorp. on a pooling-of-interests basis.

                              GREATER BAY BANCORP
                       June, 2000 - FINANCIAL SUMMARY
                ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:
                                                                                                        June 30,     June 30,
                                                                                                           2000        1999
                                                                                                         --------     -------

Interest Income                                                                                          $146,566     $97,870
Interest Expense                                                                                           57,519      37,496
                                                                                                         --------     -------
        Net Interest Income Before Provision for Loan Losses                                               89,047      60,374

Provision for Loan Losses                                                                                  13,296       3,079
                                                                                                         --------     -------
        Net Interest Income After Provision for Loan Losses                                                75,751      57,295

Other Income (1)                                                                                           13,988       8,894
Nonrecurring - Warrant Income                                                                               9,349         230
                                                                                                         --------     -------
  Total Other Income                                                                                       23,337       9,124

Operating Expenses                                                                                         45,058      38,044
Other Expenses - nonrecurring (2)                                                                              --         323
                                                                                                         --------     -------
  Total Operating Expenses                                                                                 45,058      38,367
                                                                                                         --------     -------
Net Income Before Income Taxes, Merger and Other Related Nonrecurring Costs and Extraordinary Items        54,030      28,052
Income Tax Expense                                                                                         21,047      10,878
Net Income Before Merger and Other Related Nonrecurring Costs and Extraordinary Items                      32,983      17,174
Merger and Other Related Nonrecurring Costs, net of tax                                                     9,133       2,492
Net Income Before Extraordinary Items                                                                      23,850      14,682
Extraordinary Items (3)                                                                                        --         (88)
                Net Income                                                                                $23,850     $14,594
                                                                                                         --------     -------


SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:
                                                                                                           June 30,    June 30,
                                                                                                             2000        1999

Net Income Per Share (Before Nonrecurring, Merger and Extraordinary Items)  (4)
        Basic                                                                                               $1.57         $1.06
        Diluted                                                                                             $1.51         $1.00
Net Income Per Share (Before Merger and Extraordinary Items)
        Basic                                                                                               $1.88         $1.06
        Diluted                                                                                             $1.81         $1.00
Net Income Per Share
        Basic                                                                                               $1.36         $0.90
        Diluted                                                                                             $1.31         $0.85
Weighted Average Common Shares Outstanding                                                             17,566,000    16,163,000
Weighted Average Common & Common Equivalent Shares Outstanding                                         18,339,000    17,111,000
Return on Average Assets, annualized (4)                                                                     1.56%         1.34%
Return on Average Equity, annualized (4)                                                                    24.07%        20.69%
Net Interest Margin - Average Earning Assets                                                                 5.44%         5.02%
Operating Expense Ratio (Before Nonrecurring and Extraordinary Items)                                        2.56%         2.97%
Efficiency Ratio (Before Nonrecurring, Merger and Extraordinary Items)                                      43.73%        54.92%

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(1) 2000 includes a $2.1 million gain on an equity investment.
(2) 1999 nonrecurring expenses are comprised of a $323,000 donation to the GBB Foundation.
(3) Includes $88,000 loss on early retirement of subordinated debt.
(4) Before Merger and Other Related Nonrecurring Costs and Extraordinary Items of $3.7 million, net of tax in 2000 and $2.5 million, net of tax, in 1999.

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp, Bay Area Bancshares, Bay Commercial
Services, Mt. Diablo Bancshares and Coast Bancorp. on a pooling-of-interests basis.
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